Williams & Webster, P.S.
Certified Public Accountants & Business Consultants
Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201 • Phone (509) 838-5111 • Fax (509) 838-5114

Board of Directors
U.S. Geothermal, In.
Boise, ID

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (No. 333-141262) on Form S-8 of our report dated June 25, 2007, except for Note 11, which is dated September 24, 2007, on the financial statements of U.S. Geothermal, Inc. as of March 31, 2007 and the period then ended.

Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

November 3, 2007